Exhibit 5.1

Ctrl Group Limited Vistra Corporate Services Centre Wickhams Cay II Road Town Tortola British Virgin Islands	D +1 284 852 7309
E michael.killourhy@ogier.com

Reference: 504337.00001/MJK/HBT

30 December 2024

Dear Sirs

Ctrl Group Limited, incorporated in the British Virgin Islands with company number 2098532 (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement on Form F-1 (File No. 333-277979) (the Registration Statement), including all amendments or supplements to such form filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), related to: (a) the initial public offering (the Public Offering) of up to 2,300,000 ordinary shares of no par value each (Ordinary Shares) in the Company, including up to 300,000 Ordinary Shares included in an over-allotment option given to the underwriters of the Public Offering (the Company Public Offering Shares); and (b) the registration, offering and potential resale (the Resale) of an aggregate of up to 1,750,000 existing issued and outstanding Ordinary Shares in the Company (the Selling Shareholders Resale Shares and, collectively with the Company Public Offering Shares, the Shares) by Ace Mind Group Limited, Chui Bing Sun, Ma Ka Wing, and Yeung Kwun Wai Waiman (together the Selling Shareholders).

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement and the preliminary prospectus contained in the Registration Statement which is in substantially final form;

(b)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 30 December 2024;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 30 December 2024,

(each of the searches in (b)(i) and (ii) together, the Public Records);

(c)	a registered agent’s certificate issued by the Company’s registered agent dated 13 September 2024 (the Registered Agent’s Certificate);

(d)	a certificate dated 27 December 2024 and signed by a director of the Company as to certain matters of fact (the Opinion Certificate);

(e)	written resolutions of the directors of the Company containing resolutions of the directors of the Company at the relevant time dated 27 December 2024, approving and/or ratifying, inter alia, the Registration Statement and the issuance of the Shares (the Resolutions);

(f)	a certificate of good standing issued by the Registrar of Corporate Affairs dated 27 December 2024 (the Certificate of Good Standing); and

(g)	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Registered Agent’s Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(b)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(c)	the Resolutions remain in full force and effect;

(d)	the accuracy and completeness of the Opinion Certificate and the Registered Agent’s Certificate as at the date thereof and hereof (but in the latter case with the exception to the refences to the types and number of shares presently in issue);

(e)	the accuracy and completeness of the list of shareholders set out in the Registered Agent’s Certificate and the confirmation given in paragraph 4 of the Opinion Certificate as at the date hereof; and

(f)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

Shares duly authorised, validly issued and non-assessable

(a)	The Company Public Offering Shares to be offered, sold and issued pursuant to the Public Offering have been duly authorized for issue by the Company and, when issued by the Company in accordance with the subscription terms thereof and subject to the receipt of the payment therefor and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(b)	The Selling Shareholders Resale Shares were duly authorized for issue upon being so issued and have been validly issued by the Company and are fully paid and non-assessable.

(c)	The Company is duly incorporated and existing under the laws of the British Virgin Islands and, based on the Certificate of Good Standing, is in good standing as at the date of such certificate.

No Taxation

(d)	No taxes, stamp duties, other duties, fees or charges are payable (by assessment, withholding, deduction or otherwise) to the government of the British Virgin Islands in respect of the Public Offering, the Resale or the offering, sale, issue, registration or transfer of any the Ordinary Shares which are the subject thereof.

(e)	There is no withholding tax, capital gains tax, capital transfer tax, estate duty, inheritance tax, succession tax or gift tax in the British Virgin Islands in connection with the Public Offering or the Resale or any transaction relating thereto and any dividends, interest, rents, royalties, compensations and other amounts paid by the Company in connection with the Public Offering or the Resale or otherwise in connection therewith are exempt from any taxation in the British Virgin Islands imposed under the British Virgin Islands Income Tax Ordinance (Cap 206). In particular, subject to the assumption that neither the Company nor any subsidiary thereof has any interest in land in the British Virgin Islands, Section 242 of the BVI Business Companies Act, 2004 (as amended) provides the Company with a statutory exemption from all forms of taxation in the British Virgin Islands.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the legal matters and taxation sections of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier

Ogier

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